Exhibit 10.1

AMENDMENT NO. 6 TO THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
This AMENDMENT NO. 6 TO THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT is dated as of June 29, 2017 (this “Amendment”), among AMERESCO, INC. (the “Borrower”), THE GUARANTORS PARTY HERETO (the "Guarantors" and collectively with the Borrower, the "Loan Parties"), THE LENDERS PARTY HERETO (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent (the “Agent”).
WHEREAS, the Loan Parties, the Lenders, and the Agent are parties to that certain Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015, as heretofore amended, among the Borrower, the Guarantors, the Lenders, and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Loan Parties, the Agent and the Lenders wish to increase the aggregate amount of the Revolving Commitments to $75,000,000 and make certain other changes to covenants of the Credit Agreement, and accordingly revise certain provisions of the Credit Agreement, as described herein;
NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Credit Agreement is hereby amended as follows:
1.Capitalized Terms. Except as otherwise expressly defined herein, all capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.
2.Amendment to Credit Agreement.
(a)Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Energy Conservation Financing Collateral,” “Energy Conservation Projects,” “Energy Conservation Project Financing” and “Revolving Commitment” in their entirety and replace them with the following:

“Energy Conservation Financing Collateral” means all rights of any Loan Party or Canadian Subsidiary in and to task orders or contracts and any related equipment which are subject to a security interest in favor of the Energy Conservation Project Financing Agent in connection with any Energy Conservation Project Financing.
“Energy Conservation Projects” means (i) any energy conservation project conducted by any Loan Party or Canadian Subsidiary pursuant to an Energy Savings Performance Contract between such Loan Party or Canadian Subsidiary, any governmental entity and/or an agency thereof and (ii) any energy conservation project conducted by a Loan Party or Canadian Subsidiary for a non-governmental entity on terms substantially similar to the projects described in clause (i) of this definition.

“Energy Conservation Project Financing” means the loan, lease or bond financing arrangements or master purchase agreements and assignment schedules or similar financing arrangements entered into by any Loan Party or Canadian Subsidiary from time to time with the Energy Conservation Project Financing Agent to finance the construction and completion of the Energy Conservation Projects.
“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.6 and 2.9, (b) increased from time to time pursuant to Section 2.14, or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.6. The initial maximum amount of each Lender’s Revolving Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate original maximum amount of the Revolving Commitments is (i) equal to $60,000,000 as of the Effective Time, and (ii) equal to $75,000,000 as of the Revolving Amendment Effective Time.
(b)Section 1.1 of the Credit Agreement is further hereby amended to add the following defined terms in alphabetical order:

“Amendment No. 6” means Amendment No. 6 to Third Amended and Restated Credit Agreement dated as of June 29, 2017, among the Borrower, the Guarantors, the Lenders and the Agent.
“Revolving Amendment Effective Time” means the date on which each of the conditions of the effectiveness of Amendment No. 6 pursuant to Section 6 thereof has been satisfied.
(c)Paragraph (g) of Section 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new paragraph (g):

(g)    Revolving Notes. Prior to the Restatement Date, the Borrower shall prepare, execute and deliver to each Revolving Lender requesting a note evidencing the Revolving Loans owed to it a Revolving Note in the principal amount of such Lender’s Revolving Commitment. Prior to the Term Amendment Effective Time, the Borrower shall prepare, execute and deliver to each Revolving Lender requesting a replacement note to evidence the Revolving Loans owed to it a Revolving Note in the principal amount of such Lender’s Revolving Commitment in effect as of the Term Amendment Effective Time. Prior to the Revolving Amendment Effective Time, the Borrower shall prepare, execute and deliver to each Revolving Lender requesting a replacement note to evidence the Revolving Loans owed to it a Revolving Note in the principal amount of such Lender’s Revolving Commitment in effect as of the Revolving Amendment Effective Time. Thereafter, the Revolving Loans of each Revolving Lender evidenced by such Revolving Note and interest thereon shall at all times (including after assignment pursuant to Section 12.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

(d)Article 6 of the Credit Agreement is hereby amended to insert the following Section 6.25 immediately after Section 6.24:

6.25    Borrower Status. As of the Revolving Amendment Effective Time, the Borrower is not and will not thereafter be (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (iv) a “governmental plan” within the meaning of ERISA.
(e)Paragraph (g) of Section 9.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new paragraph (g):

(g)    Indebtedness incurred by any Loan Party or Canadian Subsidiary under an Energy Conservation Project Financing (including, without limitation, Indebtedness incurred by the Loan Parties under an Energy Conservation Project Financing existing as of the Restatement Date and set forth on Schedule 9.1 attached hereto) in an aggregate principal amount outstanding at any time not in excess of $300,000,000;
(f)Paragraph (a) of Section 9.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new paragraph (a):

(a)    Total Funded Debt to EBITDA Ratio. The Loan Parties shall not permit the Core Leverage Ratio (i) as of the end of each fiscal quarter ending on or before June 30, 2016, to exceed 2.00 to 1.00, and (ii) as of the end of each fiscal quarter ending September 30, 2016, and thereafter to exceed 2.75 to 1.00.
(g)Article 12 of the Credit Agreement is hereby amended to insert the following Section 12.25 immediately after Section 12.24:

12.25.    Lender Status. Each Lender represents and warrants as of the Revolving Amendment Effective Time to the Agent and its Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that such Lender is not and will not thereafter be (i) an employee benefit plan subject to Title I of the ERISA, (ii) a plan or account subject to Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (iv) a “governmental plan” within the meaning of ERISA.
(h)Schedule 2.1 of the Credit Agreement is deleted in its entirety and replaced with the Schedule 2.1 attached hereto. The Revolving Credit Commitments shall be adjusted on the Revolving Amendment Effective Time in accordance with Schedule 2.1. The Term Loan balances stated in Schedule 2.1 shall reflect the outstanding Term Loans as of the Revolving Amendment Effective Time.

(a)Exhibit H to the Credit Agreement is deleted in its entirety and replaced with the Exhibit H attached hereto.

3.Confirmation of Guaranty by Guarantors. Each Guarantor hereby confirms and agrees that all indebtedness, obligations or liability of the Borrower under the Credit Agreement as amended hereby, whether any such indebtedness, obligations and liabilities are now existing or hereafter arising, due or to become due, absolute or contingent, or direct or indirect, constitute “Guaranteed Obligations” under and as defined in the Credit Agreement and, subject to the limitation set forth in Section 4.1 of the Credit Agreement, are guaranteed by and entitled to the benefits of the Guaranty set forth in Article 4 of the Credit Agreement. Each Guarantor hereby ratifies and confirms the terms and provisions of such Guarantor’s Guaranty and agrees that all of such terms and provisions remain in full force and effect.

4.Confirmation of Security Interests. Each Loan Party (other than the Special Guarantors) hereby confirms and agrees that all indebtedness, obligations and liabilities of the Loan Parties under the Credit Agreement as amended hereby, whether any such indebtedness, obligations and liabilities are now existing or hereafter arising, due or to become due, absolute or contingent, or direct or indirect, constitute “Secured Obligations” under and as defined in the Credit Agreement and are secured by the Collateral and entitled to the benefits of the grant of security interests pursuant to Article 5 of the Credit Agreement. The Loan Parties (other than the Special Guarantors) hereby ratify and confirm the terms and provisions of Article 5 of the Credit Agreement and agree that, after giving effect to this Amendment, all of such terms and provisions remain in full force and effect.

5.No Default; Representations and Warranties, etc. The Loan Parties hereby confirm that, after giving effect to this Amendment, (i) the representations and warranties of the Loan Parties contained in Article 6 of the Credit Agreement and the other Loan Documents (A) that contain a materiality qualification are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), and (B) that do not contain a materiality qualification are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing. Each Loan Party hereby further represents and warrants that (a) the execution, delivery and performance by such Loan Party of this Amendment (i) have been duly authorized by all necessary action on the part of such Loan Party, (ii) will not violate any applicable law or regulation or the organizational documents of such Loan Party, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on such Loan Party or any of its assets that will have a Material Adverse Effect, and (iv) do not require any consent, waiver, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or any Person (other than the Agent and the Lenders) which has not been made or obtained; and (b) it has duly executed and delivered this Amendment.

6.Conditions to Effectiveness. This Amendment shall become effective upon the receipt by the Agent of all of the following:

(a)counterparts of this Amendment duly executed by each of the parties hereto or written evidence reasonably satisfactory to the Agent that each of the parties hereto has signed a counterpart of this Amendment;

(b)a duly completed and executed replacement Revolving Note for the account of each Revolving Lender requesting the same, to be delivered to such Lender in exchange for such Lender’s existing Revolving Note;

(c)such documents and certificates as the Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, this Amendment or the other Loan Documents, all in form and substance reasonably satisfactory to the Agent and Special Counsel;
(d)evidence satisfactory to the Agent and its Special Counsel that the Loan Parties (other than the Special Guarantors) shall have taken or caused to be taken (or authorized the Agent to take or cause to be taken) all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments and made or caused to be made all such filings and recordings (other than filings or recordings to be made by the Agent on or after the Revolving Amendment Effective Time) that may be necessary or, in the opinion of the Agent, desirable in order to create in favor of the Agent, for the benefit of the Lenders, valid and (upon such filing and recording) perfected First Priority security interests in the entire personal and mixed property Collateral;
(e)a certificate, dated the Revolving Amendment Effective Time and signed by a Responsible Officer, confirming compliance with the conditions set forth in the first sentence of Section 5 of this Amendment at the Revolving Amendment Effective Time;
(f)favorable written opinions (addressed to the Agent and dated the Revolving Amendment Effective Time) of (i) Morgan, Lewis & Bockius LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Agent and Special Counsel and covering such matters relating to the Loan Parties, this Amendment, the other Loan Documents or the transactions contemplated hereby as the Agent shall reasonably request and (ii) local counsel to the Loan Parties in the following jurisdictions: Arizona, North Carolina, Nevada, Kentucky, Tennessee, Washington, and Ontario, Canada; and
(g)payment by the Borrower to the Agent for the account of the Lenders of an amendment fee of $22,500, to be allocated to the Lenders in proportion to the increase in their respective Revolving Commitments at the Revolving Amendment Effective Time.

7.Miscellaneous.

(a)Except to the extent specifically amended hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect. This Amendment shall constitute a Loan Document. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.
(b)This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.
(c)This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(d)The Loan Parties agree to pay all reasonable expenses, including legal fees and disbursements, incurred by the Agent in connection with this Amendment and the transactions contemplated hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWER

AMERESCO, INC.

By: /s/ John R. Granara, III
Name:    John R. Granara, III
Title:    Executive Vice President & Chief Financial Officer

GUARANTORS

AMERESCO ENERTECH, INC.
AMERESCO FEDERAL SOLUTIONS, INC.
AMERESCO PLANERGY HOUSING, INC.
AMERESCO QUANTUM, INC.
AMERESCO SELECT, INC.
AMERESCOSOLUTIONS, INC.
APPLIED ENERGY GROUP INC.
SIERRA ENERGY COMPANY

By: /s/ John R. Granara, III
Name:    John R. Granara, III
Title:    Treasurer
AMERESCO SOUTHWEST, INC.

By: /s/ John R. Granara, III
Name:    John R. Granara, III
Title:    Vice President and Treasurer
E.THREE CUSTOM ENERGY SOLUTIONS, LLC,
By: Sierra Energy Company, its sole member

By: /s/ John R. Granara, III
Name:    John R. Granara, III
Title:    Treasurer

AMERESCO ASSET SUSTAINABILITY GROUP LLC
AMERESCO CT LLC
AMERESCO DELAWARE ENERGY LLC
AMERESCO EVANSVILLE, LLC
AMERESCO HAWAII LLC
AMERESCO Intelligent SYSTEMS, LLC
AMERESCO LFG HOLDINGS LLC
AMERESCO PALMETTO LLC
AMERESCO SOLAR, LLC
AMERESCO SOLAR NEWBURYPORT LLC
AMERESCO STAFFORD LLC
SELDERA LLC
SOLUTIONS HOLDINGS, LLC

By: Ameresco, Inc., its sole member

By: /s/ John R. Granara, III
Name:    John R. Granara, III
Title:    Executive Vice President & Chief Financial Officer
AMERESCO SOLAR - PRODUCTS LLC
AMERESCO SOLAR - SOLUTIONS LLC
AMERESCO SOLAR - TECHNOLOGIES LLC
By: Ameresco Solar LLC, its sole member
By: Ameresco, Inc., its sole member

By: /s/ John R. Granara, III
Name:    John R. Granara, III
Title:    Executive Vice President & Chief Financial Officer

AGENT:

BANK OF AMERICA, N.A.

By: /s/ Mollie S. Canup
Name:    Mollie S. Canup
Title:    Vice President

LENDERS:

BANK OF AMERICA, N.A.

By: /s/ John F. Lynch
Name:    John F. Lynch
Title:    Senior Vice President

WEBSTER BANK, N.A.

By: /s/ Raymond C. Hoefling
Name:    Raymond C. Hoefling
Title:    Senior Vice President

Schedule 2.1
Lenders and Commitments

Revolving Credit Commitment

Lender	Commitment	Applicable percentage
Bank of America, N.A.	$52,500,000	70.000000000%
Webster Bank, N.A.	$22,500,000	30.000000000%
Total Revolving Credit Commitments:	$75,000,000	100%

Term Loan Commitment

Lender	Commitment	Applicable percentage
Bank of America, N.A.	$18,900,000	70.000000000%
Webster Bank, N.A.	$8,100,000	30.000000000%
Total Term Loan Commitments:	$27,000,000	100%

Swing Line Commitment

Lender	Commitment	Applicable percentage
Bank of America, N.A.	$5,000,000	100%
Total Swing Line Commitments:	$5,000,000	100%

EXHIBIT H

[FORM OF] ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other Loan Documents in the amount[s] and equal to the percentage interest[s] identified below of all of such outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]: __________________

2.	Assignee[s]: __________________ for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.    Borrower: Ameresco, Inc.

4.	Administrative Agent: Bank of America, N. A., as the administrative agent under the Credit Agreement

5.
Credit Agreement: Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015, as amended, among the Borrower, the guarantors party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender

6.    Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number.

			$	$	%
			$	$	%
			$	$	%
[7.Trade Date:__________________]
Effective Date: __________________, 20__
[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By: ___________________________________
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By: ___________________________________
Name:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N. A., as Administrative Agent

By: _________________________________
Name:
Title:

[Consented to]:

BANK OF AMERICA, N. A., as Issuing Lender and Swingline Lender

By: _________________________________
Name:
Title:

[Consented to:]

AMERESCO, INC.

By: _________________________________
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee, and (viii) it is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA; and (b) agrees that (i) it will, independently and without reliance upon Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to

[the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.